Exhibit 28.2






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998






                                                               SEP 30    DEC 31
                                                                1999      1998
                                                              --------  --------
                                                                ($000 Omitted)



      Investments, at market, partially restricted:
          Short-term investments                               58,761     59,446
          U. S. Treasury and agency obligations                34,965     24,086
          Municipal bonds                                     132,278    133,533
          Mortgage-backed securities                            8,663      4,233
          Corporate bonds                                      62,558     59,796
          Equity securities                                     5,167      5,664
                                                            ---------   --------

            TOTAL  INVESTMENTS                                302,392    286,758
                                                            =========   ========






NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.